UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

On October 8, 2007, the Compensation Committee of the Board of Directors of Guardian Technologies International, Inc. (the “Company”), granted to certain officers of the Company non-qualified stock options in consideration of the voluntary deferral, during certain pay periods, of the salaries to which they are entitled under the terms of their respective employment agreements. Such officers continue to voluntarily defer such salary amounts as of the date of the filing of this report.

The name of each executive officer receiving such a grant, his title, and the number of non-qualified options granted to each such officer, is as follows:

Name	Title	Amount of Options
Michael W. Trudnak	Chief Executive Officer, Chairman, Secretary	707,530
William J. Donovan	President and Chief Operating Officer	353,372
Gregory E. Hare	Chief Financial Officer	312,840

Except for the options granted to Mr. Michael W. Trudnak, the options granted to such officers are exercisable at a price of $0.73 per share, the fair market value of the Company’s common stock on the date of grant. The options granted to Mr. Trudnak are exercisable at a price of $0.81 per share.  The options vest and become exercisable on the date of grant and are exercisable for a term of ten years from the date of grant.  The options contain a cashless exercise provision.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: October 19, 2007	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

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